Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Fleet Financial Group, Inc.:



            We consent to the use of our report incorporated by reference in the Annual Report on Form 10-K of Fleet Financial Group, Inc. for the year ended December 31, 1996, which is incorporated herein by reference.








Boston, Massachusetts
January 20, 1998